UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 11, 2012

BASSETT FURNITURE INDUSTRIES, INCORPORATED
(Exact name of registrant as specified in its charter)

VIRGINIA (State or other jurisdiction of incorporation or organization)	0-209 (Commission File No.)	54-0135270 (I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA (Address of principal executive offices)	24055 (Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)  Amendment to Bylaws:

On July 11, 2012, the Board of Directors amended Article II, Section 1 of the Company’s By-Laws to change the date of the Company’s annual meeting of shareholders from the last Tuesday of February of each year to the fifteenth (15th) Wednesday following the end of each fiscal year or such other date as the Board of Directors  shall determine.  Exhibit 3 to this Form 8-K contains the text of the foregoing amendment.

In accordance with the foregoing amendment to the By-laws, the Company intends to hold its 2013 Annual Meeting of Shareholders on March 6, 2013.  Because that date is more than 30 days earlier than the anniversary of the 2012 Annual Meeting, the Company has established October 10, 2012 as a reasonable deadline for shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.  Therefore, any proposal that a shareholder intends to present for action at the 2013 Annual Meeting must be received by the Company not later than October 10, 2012 in order for the proposal to be included in the proxy statement and form of proxy for the 2013 Annual Meeting.  Any such proposal must meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

Item 9.01.  Financial Statements and Exhibits

Exhibit 3.  Amendment to the By-Laws of Bassett Furniture Industries, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: July 17, 2012	By:	/s/ J. Michael Daniel
J. Michael Daniel
	Title:	Vice President, Chief Accounting Officer

EXHIBIT INDEX

Description

Exhibit No. 3                                Amendment to By-Laws of Bassett Furniture Industries, Inc.